Exhibit 10.1

WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”) is entered into as of February [●], 2025, by and between Velo3D, Inc., a Delaware corporation (the “Company”), and [●], a [●] with the principal address set forth on its signature page hereto (the “Investor”). The parties to this Agreement are referred to herein as the “Parties” or, each individually, as a “Party.”

RECITALS

WHEREAS, the Investor currently holds warrants to purchase shares of common stock as set forth on Schedule I hereto (the “Existing Warrants”) representing the right to purchase up to [●] shares of common stock $0.00001 par value per share (the “Common Stock”) of the Company (each a “Warrant Share” and collectively, the “Warrant Shares”); and

WHEREAS, the Parties wish to enter into this Agreement, pursuant to which the Investor will irrevocably exchange (i) all of its right, interest and title in, under and to the Existing Warrants, including its right to exercise the Existing Warrants for Warrant Shares, for (ii) newly issued shares of Common Stock at an exchange ratio of one (1) Warrant Share for three (3) shares of Common Stock, resulting in the exchange of the Existing Warrants into [●] shares of Common Stock (the “Acquired Shares”), on the terms and conditions set forth herein.

WHEREAS, the exchange of the Existing Warrants for the Acquired Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.	Issuance and Exchange.

(a)	Subject to the terms and conditions set forth in this Agreement, (i) the Investor hereby assigns and transfers to the Company any and all rights, title, and interests in, under and to the Existing Warrants (and hereby relinquishes any claims the Investor may have against the Company related thereto other than for the receipt of the Acquired Shares) and shall surrender for cancellation to the Company all of the Existing Warrants, which shall be deemed automatically cancelled and retired in full at the Closing, and the Existing Warrants shall thereafter be deemed automatically terminated and all rights, liabilities and obligations of the Company thereunder discharged in full (and all claims the Investor may have against the Company related to the Existing Warrants relinquished), and (ii) in consideration therefor, the Company shall issue to the Investor [●] shares of Common Stock (the “Exchange”).

(b)	The Exchange shall occur on the first business day following the date of this Agreement (the “Closing Date”). Consummation of the Exchange shall be conditioned on the entry by the Company, as of the Closing date, into lock-up agreements, substantially in the form attached hereto as Exhibit A, between the Company and each of its directors and executive officers (the “Lock-up Agreements”).

(c)	Upon consummation of the Exchange on the Closing Date (the “Closing”), the Company shall issue the Acquired Shares and authorize and instruct the Company’s transfer agent to transmit the Acquired Shares, in uncertificated, book-entry form to the Investor, by crediting the Investor’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal Custodian System as of the Closing. Notwithstanding anything to the contrary in the Existing Warrants, the Investor hereby (i) waives its right to exercise such Existing Warrants to purchase the Warrant Shares, and (ii) agrees to exchange its right to purchase each Warrant Share and any and all other rights in, under and to the Existing Warrants for three (3) shares of Common Stock in respect of each such Warrant Share pursuant to the terms and conditions of this Agreement.

(d)	The issuance of the Acquired Shares to the Investor will be made without registration of such Acquired Shares under the Securities Act, in reliance upon the exemption therefrom provided by Section 3(a)(9) of the Securities Act and accordingly, the Acquired Shares will be issued by the Company to the Investor without any restrictive legends or other similar notations restricting the transfer thereof under U.S. federal securities laws.

2.	Delivery of Acquired Shares. The rights, privileges and preferences of the Acquired Shares shall be those ascribed to the Common Stock in the Company’s certificate of incorporation, bylaws or any other charter document of the Company, as shall be in effect from time to time.

3.	Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows as of the Closing:

(a)	Organization and Power. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Investor possesses all requisite power and authority necessary to execute and carry out the transactions contemplated by this Agreement.

(b)	Authorization; No Consents; No Breach.

(i)	The execution, delivery and performance of this Agreement has been duly authorized by the Investor. This Agreement constitutes a valid and binding obligation of the Investor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

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(ii)	No order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental authority is required by or with respect to the Investor in connection with the execution, delivery and performance by the Investor of this Agreement except for such filings and notices of sale as may be required after the date hereof under applicable federal or state securities laws.

(iii)	The execution, delivery and performance by the Investor of this Agreement does not and will not (i) violate the certificate of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational documents of the Investor, (ii) violate any law applicable to or binding upon the Investor, (iii) violate any contract, agreement, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which the Investor is a party or is bound, (iv) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Investor under any provision of any agreement or other instrument binding upon the Investor or any of its assets or properties, or (v) result in the creation or imposition of any lien or encumbrance with respect to any Common Stock acquired hereunder, except to the extent that the occurrence of any of the foregoing items set forth in clauses (ii), (iii), (iv) or (v) would not materially impair the Investor’s ability to perform its obligations hereunder.

(c)	Investment Representations.

(i)	The Investor understands that the Acquired Shares are being offered and will be issued in reliance on specific exemptions from the registration requirements of the United States federal (specifically Section 3(a)(9) of the Securities Act) and state securities laws, and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Acquired Shares.

(ii)	The Investor and the Investor’s representatives, including, to the extent the Investor deems appropriate, the Investor’s legal, professional, financial, tax and other advisors, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the transactions contemplated by this Agreement which have been requested by the Investor. The Investor and the Investor’s representatives, including, to the extent the Investor deems appropriate, the Investor’s legal, professional, financial, tax and other advisors, have been afforded the opportunity to ask questions of the executive officers and directors of the Company.

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(iii)	The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Acquired Shares or the fairness or suitability of the investment in the Acquired Shares by the Investor nor have such authorities passed upon or endorsed the merits of the offering of the Acquired Shares.

(iv)	The Investor has such knowledge and experience in financial and business matters, and is capable of evaluating the merits and risks of an investment in the Acquired Shares. The Investor has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Acquired Shares. The Investor can afford a complete loss of its investment in the Acquired Shares.

(v)	The Investor (a) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement, (b) has adequate information concerning the business, legal, compliance, and financial condition of the Company and its subsidiaries to make an informed decision to enter into this Agreement and to consummate the transactions hereunder, including the Exchange and the acquisition of Acquired Shares, and (c) has independently and without reliance upon the Company or any of its affiliates, legal, professional, financial, tax and other advisors or agents, and based on such information and the advice of such advisors as the Investor has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Investor acknowledges that the Company and its affiliates, legal, professional, financial, tax and other advisors and agents are not acting as a fiduciary or financial or investment adviser to the Investor, and has not given the Investor any investment advice, opinion or other information on whether consummation of the transactions contemplated by this Agreement, including the Exchange and the acquisition of Acquired Shares, is prudent. The Investor acknowledges that (i) the Company currently may have, and later may come into possession of, information with respect to the Company and its subsidiaries, including information concerning the business, legal, compliance, and financial condition of the Company and its subsidiaries, or the future business plans and prospects of the Company and its subsidiaries that is not known to the Investor and that may be material to a reasonable investor, such as the Investor, when making investment decisions, including the decision to enter into this Agreement and consummate the transactions hereunder, or that may otherwise be materially adverse to its interests (“Information”), (ii) the Company may not have and may not disclose the Information to the Investor and (iii) the Investor has determined to consummate the transactions hereunder, including the Exchange and the acquisition of the Acquired Shares notwithstanding its lack of knowledge of the Information. The Investor understands that the Company and its affiliates and agents will rely on the accuracy and truth of the foregoing representations, and the Investor hereby consents to such reliance. The Investor hereby waives any claim, or potential claim, it has or may have against the Company or any of its subsidiaries, affiliates, directors, officers or employees relating to the possession or non-disclosure of any Information.

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(vi)	The Investor is not (i) an “affiliate” of the Company (as defined in Rule 144 under the Securities Act) or (ii) the “beneficial owner” (as that term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of more than 10% of the Company’s issued and outstanding Common Stock.

(vii)	In the event the Investor’s principal address, as set forth on its signature page hereto, is located in Canada, the Investor confirms that it is an “accredited investor” within the meaning of National Instrument 45-106 of the Canadian Securities Administrators.

(d)	Title to Warrants. The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Existing Warrants as set forth on Schedule I, free and clear of all liens, claims and encumbrances of any kind, other than under federal and state securities laws. The Investor has not, in whole or in part, (x) assigned, transferred, hypothecated, pledged or otherwise disposed of any of the Existing Warrants or its rights in or to any of the Existing Warrants, or (y) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to any of the Existing Warrants which would limit the Investor’s power to transfer any of the Existing Warrants hereunder. The Investor has the sole and unencumbered right and power to transfer and dispose of the Existing Warrants, and the Existing Warrants are not subject to any agreement, arrangement or restriction with respect to the voting or transfer thereof, except for this Agreement. No additional consideration for any purpose shall be due to the Investor at the Closing, with respect to the Existing Warrants, other than the issuance to the Investor of the Acquired Shares as provided herein. No default has been declared by the Investor under the Existing Warrants and no default exists or is continuing with respect to the Existing Warrants.

(e)	No Remuneration. Neither the Investor nor anyone acting on the Investor’s behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

(f)	No Additional Consideration. The Investor is not providing anything of value for the Exchange other than the Existing Warrants.

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(g)	Non-Reliance. The Investor acknowledges and agrees that, except for the representations and warranties of the Company set forth in Section 4, the Company is not making, and the Investor hereby disclaims that it is relying or has relied upon, any other representations, warranties or statements (including by omission) of any kind or nature, whether written or oral, expressed or implied, statutory or otherwise, as to any matter concerning the Company or in connection with this Agreement or any transactions contemplated by this Agreement, or with respect to the accuracy or completeness of any information provided to (or otherwise acquired by) the Investor in connection with this Agreement or any transactions contemplated by this Agreement.

4.	Representations and Warranties of the Company. Except as set forth in any report, schedule, form, statement or other document (including any exhibit and other information incorporated therein) filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) by or on behalf of the Company or any of its subsidiaries before the Closing, the Company represents and warrants to the Investor as follows as of the Closing:

(a)	Organization and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company possesses all requisite corporate power and authority necessary to execute and carry out the transactions contemplated by this Agreement and the Lock-up Agreements.

(b)	Issuance. The Acquired Shares are duly authorized and upon issuance in accordance with the terms hereof, the Acquired Shares will be duly and validly issued, fully paid and nonassessable, will be issued without any legends or notations that restrict the transfer thereof under U.S. federal securities laws, and will not be subject to any preemptive, participation, rights of first refusal or other similar rights, and will be free and clear of all liens created by the Company.

(c)	Authorization; No Consents; No Breach.

(i)	The execution, delivery and performance of this Agreement and the Lock-up Agreements has been duly authorized by the Company as of the Closing. Each of this Agreement and the Lock-up Agreements constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)	No order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental authority is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Agreement or the Lock-up Agreements except for such filings and notices of sale as may be required after the date hereof under applicable federal, state or foreign securities laws.

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(iii)	The execution, delivery and performance by the Company of this Agreement and the Lock-up Agreements does not and will not (i) violate the certificate of incorporation, bylaws or other organizational documents of the Company, (ii) violate any law applicable to or binding upon the Company, (iii) violate any contract, agreement, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which the Company is a party or is bound, (iv) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company under any provision of any agreement or other instrument binding upon the Company or any of its assets or properties, or (v) result in the creation or imposition of any lien or encumbrance with respect to any Common Stock acquired hereunder, except to the extent that the occurrence of any of the foregoing items set forth in clauses (ii), (iii), (iv) or (v) would not materially impair the Company’s ability to perform its obligations hereunder.

(d)	Offering. Subject to the truth and accuracy of all of the Investor’s representations set forth herein, the offer, sale and issuance of the Acquired Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act (pursuant to the exemption provided by Section 3(a)(9) thereof) and applicable state securities laws.

(e)	SEC Reports. The Company has filed with the SEC all reports required to be filed by it under the Exchange Act for the most recent twelve-month period, other than Current Reports on Form 8-K (such filed reports, the “SEC Reports”). As of their respective filing dates, the SEC Reports filed since January 1, 2024 complied in all material respects with applicable accounting requirements and the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports, the financial statements included in the SEC Reports were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended, and none of such SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the date the Company filed its most recent Quarterly Report on Form 10-Q, other than the transaction contemplated hereby and similar transactions with other holders of warrants to purchase Common Stock, no material event or circumstance has occurred which would be required to be publicly disclosed pursuant to the provisions of Sections 1 through 5 of the SEC’s Form 8-K which has not been so publicly disclosed on Form 8-K.

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(f)	No Remuneration. Neither the Company nor anyone acting on the Company’s behalf has paid or given any commission or other remuneration to any person directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

5.	Disclosure. On or before 9:00 a.m. (New York City time) on the first business day following the date of this Agreement (the “Disclosure Time”), the Company shall file with the SEC a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby (the “Disclosure Document”). The Company represents to the Investor that, immediately following the Disclosure Time, the Investor shall not be in possession of any material, nonpublic information provided by the Company or any of its officers, directors, employees or agents, that is not disclosed in the Disclosure Document. In addition, effective upon the Disclosure Time, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor and its affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. Without the prior written consent of the Investor, the Company shall not disclose the name of the Investor or any of its affiliates in any filing or announcement, unless such disclosure is required by applicable law, provided that the Company shall promptly notify the Investor of such requirement, to the extent permitted by applicable law, so that the Investor (or its applicable affiliate) may seek a protective order or other appropriate remedy prior to such disclosure. Notwithstanding the foregoing, the Company may disclose the name of the Investor or an affiliate of the Investor in the Disclosure Document and any exhibit thereto.

6.	Miscellaneous.

(a)	Subsequent Equity Sales. (i) From the date hereof until forty five (45) days after the Closing Date, neither the Company nor any of its subsidiaries shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any equity securities in the Company or any securities or debt or other rights convertible into, or exchangeable or exercisable for, any equity interests in the Company, other than (1) the issuance of shares of Common Stock to the Investor hereunder or to other holders of existing warrants to purchase Common Stock in exchange for such warrants on terms substantially similar to the terms of this Agreement, (2) the issuance of shares of Common Stock, restricted stock units, deferred stock units, phantom stock units or options to purchase shares of Common Stock to employees or directors of the Company and its subsidiaries under any employee benefit plan duly adopted for this purpose by a majority of the non-employee members of the board of directors of the Company, or (3) the issuance of shares of Common Stock upon conversion or exercise of any right to convert or exercise any securities or debt outstanding on the date hereof, pursuant to the terms of such securities or debt as of the date hereof, and provided that such securities or debt have not been amended since the date of this Agreement to increase the number or amount of such securities or debt or to decrease the exercise price, exchange price or conversion price of such securities or debt (other than in connection with share splits or combinations) or to extend the term of such securities or debt; or (B) file any registration statement or amendment or supplement thereto, other than the filing of a registration statement on Form S-8 in connection with any employee benefit plan, and (ii) the Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements (or any substantially similar lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements) except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement (or any substantially similar lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements) in accordance with its terms, and if any party to a Lock-Up Agreement (or any substantially similar lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements) breaches any provision of such agreement, the Company shall promptly use its reasonable best efforts to seek specific performance of the terms of such agreement.

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(b)	Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6(b) shall not be required to provide any bond or other security in connection with any such order or injunction.

(c)	Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the Parties hereto shall bind and inure to the benefit of the respective successors of the Parties hereto whether so expressed or not. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties. Any assignment in violation of this Section 6(c) shall be null and void, ab initio.

(d)	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(e)	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

(f)	Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. This Agreement shall not be construed against the drafter hereof. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(g)	Governing Law; Jurisdiction. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated by this Agreement may be instituted in the federal courts of the United States of America in the State of Delaware or the courts of the State of Delaware, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

(h)	WAIVERS OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

(i)	Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all Parties.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Company and the Investor has executed this Agreement as of the date first set forth above.

COMPANY:

VELO3D, INC.

By:
Name:	Arun Jeldi
Title:	Chief Executive Officer

[Signature Page to Warrant Exchange Agreement]

IN WITNESS WHEREOF, each of the Company and the Investor has executed this Agreement as of the date first set forth above.

INVESTOR:

[●]

By:
Name: [●]
Title: [●]

Address:

[Signature Page to Warrant Exchange Agreement]

SCHEDULE I

Existing Warrants

Investor	Existing Warrant Issuance Date	Aggregate Number of shares of Common Stock issuable upon Exercise of Existing Warrant

TOTAL: